UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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FBL Financial Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 19, 2021

Commission File Number: 1-11917

FBL Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Iowa	42-1411715
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5400 University Avenue, West Des Moines, Iowa	50266-5997
(Address of principal executive offices)	(Zip Code)

(515) 225-5400
(Registrant's telephone number, including area code)

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☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, without par value	FFG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed, on January 11, 2021, FBL Financial Group, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Farm Bureau Property & Casualty Insurance Company, an Iowa domiciled stock property and casualty insurance company (“Parent”) and 5400 Merger Sub, Inc., an Iowa corporation (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company, with the Company surviving the merger as a subsidiary of Parent (the “Merger”). The Merger Agreement was unanimously approved by the Special Committee of the Board of Directors of the Company and the Board of Directors of the Company.

In connection with the proposed Merger, on March 17, 2021, the Company filed a definitive proxy statement with the Securities and Exchange Commission (the “Proxy Statement”). The Company commenced mailing of the Proxy Statement to its shareholders on or about March 17, 2021.

Following the announcement of the Merger Agreement, as of the date of this Current Report on Form 8-K, five lawsuits challenging disclosures issued in connection with the Merger have been filed. Lawsuits relating to the Merger have been filed by purported shareholders of the Company as follows: (i) a lawsuit captioned Lynn Luckasson v. FBL Financial Group, Inc., et. al., No. 1:21-cv-03186, was filed on April 13, 2021 in the United States District Court for the Southern District of New York (the “Luckasson Lawsuit”); (ii) a lawsuit captioned Christopher Taylor v. FBL Financial Group, Inc., et. al., No. 1:21-cv-03260, was filed on April 14, 2021 in the United States District Court for the Southern District of New York (the “Taylor Lawsuit”); (iii) a lawsuit captioned Sam Carlisle v. FBL Financial Group, Inc., et. al., No. 1:21-cv-03319, was filed on April 15, 2021 in the United States District Court for the Southern District of New York (the “Carlisle Lawsuit”); (iv) a lawsuit captioned Denise Redfield v. FBL Financial Group, Inc., et. al., No. 2:21-cv-01795, was filed on April 16, 2021 in the United States District Court for the Eastern District of Pennsylvania (the “Redfield Lawsuit”); and (v) a lawsuit captioned Alex Ciccotelli v. FBL Financial Group, Inc., et al., No. 1:21-cv-03363, in the United States District Court for the Southern District of New York on April 16, 2021 (the “Ciccotelli Lawsuit”, together with the Luckasson Lawsuit, the Taylor Lawsuit, the Carlisle Lawsuit and the Redfield Lawsuit, the “Merger Litigation”).

The plaintiffs to the Merger Litigation allege that the definitive proxy statement filed on March 17, 2021, relating to the transactions contemplated by the Merger Agreement, omitted material information in violation of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934, as amended, and certain rules promulgated thereunder. The lawsuits name as defendants the Company and its directors and seek, among other relief, injunctive relief. There can be no assurance regarding the ultimate outcome of the Merger Litigation.

The Company believes that the claims asserted in the Merger Litigation are without merit and supplemental disclosures are not required or necessary under applicable laws. However, in order to avoid the risk of the Merger Litigation delaying or otherwise adversely affecting the Merger and to minimize the costs, risks and uncertainties inherent in defending the lawsuits, and without admitting any liability or wrongdoing, the Company is voluntarily supplementing the Proxy Statement as described in this Current Report on Form 8-K. The Defendants deny that they have violated any laws or breached any duties to the Company’s shareholders. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any disclosures set forth herein. To the contrary, the Company specifically denies all allegations in the Merger Litigation that any additional disclosure was or is required.

The Special Committee continues to unanimously recommend that shareholders of the Company vote “FOR” the proposed Merger on the WHITE proxy card.

Supplemental Disclosures to the Proxy Statement in Connection with the Merger Litigation

The additional disclosures (the “supplemental disclosures”) in this Current Report on Form 8-K supplement the disclosures contained in the Proxy Statement and should be read in conjunction with the disclosures contained in the Proxy Statement, which should be read in its entirety. To the extent that information set forth in the supplemental disclosures differs from or updates information contained in the Proxy Statement, the information in this Current Report on Form 8-K shall supersede or supplement the information contained in the Proxy Statement. All page references are to the Proxy Statement and terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Proxy Statement.

1.	The third paragraph on page 37 of the Proxy Statement under the header “Opinion of Barclays” is hereby amended and restated as follows:

Barclays calculated and compared various financial multiples and ratios of the Company and the selected comparable companies. As part of its selected comparable company analysis, Barclays calculated and analyzed each company’s ratio of its current share price to its projected earnings per share (commonly referred to as a price earnings ratio, or “P/E”), book value, book value excluding accumulated other comprehensive income (“AOCI”) and tangible book value excluding AOCI, as well as each company’s operating return on average equity (“ROAE”) and annual dividend yield and payout. All of these calculations were performed and based on publicly available financial data (including Wall Street research estimates and FactSet) and closing prices, as of January 8, 2021, the last trading date prior to the delivery of Barclays’ opinion. The following table summarizes the results of these calculations ($ in millions, except per share data):

Selected Comparable Companies	Price 1/8/21	Market Value	2021E EPS	Book Value	BV (ex- AOCI)	TBV (ex- AOCI)	Operating ROAE (2021E)	Annual Dividend Yield	Annual Dividend Payout
Globe Life Inc.	$96.44	$10,132	12.8x	1.23x	1.79x	1.94x	12.30%	0.80%	11.20%
Primerica, Inc.	$136.31	$5,367	12.6x	3.12x	3.29x	3.39x	23.80%	1.10%	16.50%
CNO Financial Group Inc.	$22.70	$3,155	10.8x	0.62x	0.96x	NA	5.50%	2.00%	14.50%
Athene Holding Ltd.	$45.16	$8,648	5.6x	0.61x	0.77x	0.77x	12.90%	0.00%	0.00%
American Equity Investment	$29.69	$2.73	7.0x	0.50x	0.83x	0.83x	10.30%	1.00%	3.20%

2.	The last two paragraphs on page 38 of the Proxy Statement under the header “Opinion of Barclays” are hereby amended and restated as follows:

The estimated earnings used by Barclays are consistent with FBL’s 2021 plan earnings on a standalone basis. For the purposes of its financial analysis, Barclays adjusted the life and annuity earnings for the removal of excess capital above 425% RBC at a 3.0% pre-tax cost of capital, and added back the net loss attributable to the wealth management segment from corporate/other to analyze the business separately. Barclays selected an 11.0x – 13.0x multiple range of calendar year 2021 estimated earnings for the Company’s adjusted protection business and a range of 6.0x – 7.0x multiples of calendar year 2021 estimated earnings for the Company’s adjusted annuity business, which, in each case, was derived by analyzing the results from an analysis of the selected comparable companies described above and based on Barclays’ professional judgment and experience. Barclays selected a blended valuation range of 9.0x – 10.5x multiples representing a 60 / 40 protection / annuity weighting method between business segments to value the corporate segment earnings, which Barclays adjusted to remove the losses associated with the wealth management business. Barclays ascribed a value of zero dollars to the wealth management segment for the purposes of the sum of the parts valuation.

Barclays assumed 24,550,623 fully diluted shares as of January 7, 2021, a number provided by FBL management, to calculate a range of implied prices per share of the Company.

3.	The second paragraph on page 39 of the Proxy Statement under the header “Opinion of Barclays” is hereby amended and restated as follows:

Barclays also conducted a price / book vs. return on equity (“ROE”) regression analysis by analyzing the results from an analysis of the selected comparable companies described above. Taking into account Barclays’ professional judgment and experience, Barclays selected 1.03x – 1.35x multiples of price to book value excluding AOCI, with the low end based on the Company’s unaffected share price of $37.25 as of the close on September 3, 2020 (the “Unaffected Price”) multiplied by average peer appreciation since September 3, 2020 divided by book value excluding AOCI as of September 30, 2020 and the high end based on the regression including all peers except Primerica, Inc. Barclays made the decision to exclude Primerica, Inc. from the regression analysis given the differing business model to that of the Company which drives a materially higher ROE than that of the rest of the selected comparable companies. Inputs of the Company were calculated based on calculated cost of equity using current capital structure and 2021 ROE from the Company’s projections. In this analysis, FBL’s book value per share excluding AOCI is $44.52 as of September 30, 2020, which is the most recently publicly available figure as of the date of Barclays’ opinion. The following table summarizes the results of these calculations:

4.	The last paragraph on page 39 of the Proxy Statement under the header “Opinion of Barclays” is hereby amended and restated as follows:

The reasons for and the circumstances surrounding each of the selected precedent life transactions analyzed were diverse and there are inherent differences in the business, operations, financial conditions and prospects of the Company and the companies included in the selected precedent life insurance transaction analysis. Based upon the multiples for the precedent transactions set forth above, which range Barclays determined on the basis of its professional judgment and experience in the industry, Barclays selected a range of 1.00x to 1.25x multiples of price to book value excluding AOCI. The following table summarizes the results of these calculations using the Company’s price per book value excluding AOCI as of September 30, 2020, as reported in the Company’s Form 10-Q for the quarter ended September 30, 2020:

5.	The second paragraph on page 40 of the Proxy Statement under the header “Opinion of Barclays” is hereby amended and restated as follows:

Barclays performed a dividend discount analysis on the Company using the Company’s projections and certain publicly available information, which was used as a basis for discount rates and a terminal value range. The terminal value range for the analysis is $893 million to $1,150 million. In its calculation and analysis, Barclays used the Company’s projected dividends for 2021 to 2023 to calculate a present value of that cash flow assuming a 9.0% – 11.0% cost of capital range. Barclays determined the cost of capital range using the capital asset pricing model calculation and the perpetuity growth assumption. These models were developed on the basis of Barclays’ professional judgment and experience in the industry as well as the Company’s projected growth profile from the FBL management plan.

6.	The last paragraph on page 40 of the Proxy Statement under the header “Opinion of Barclays” is hereby amended and restated as follows:

The Milliman Report includes the value of Farm Bureau Life and insurance subsidiaries as of September 30, 2020 at discount rates ranging from 7.0% to 10.0%. The total actuarial value at the selected discount rate range is $1,483 - $1,153 million. Barclays added to the valuation range from the Milliman Report certain topside adjustments for the Company’s non-insurance operations, including its leasing, investment management and financial services businesses. The value of Company’s leasing business is based on $0.6 million of pre-tax earnings in 2021, tax effected at 21%, and valued using a growth methodology of a 2% growth rate. The value of third party investment management business is based on $0.1 million of pre-tax earnings in 2021, tax effected at 21% and valued using a growth methodology using a 2% growth rate. The value of investment management fees paid by FBPCIC subsidiaries to FBL Financial Services is based on $3.0 million of pre-tax income, tax effected at 21%, and valued using a growth methodology using a 2% growth rate. Additionally, Barclays attributed no value to the Company’s wealth management segment, consistent with the other valuation analyses. FBL’s 2021-2023 plan had the segment operating at a loss, so rather than applying a multiple or growth model valuation that would have resulted in a negative value, Barclays attributed no value to account for the embedded value of the platform. Barclays also deducted from the valuation range in the Milliman Report certain holding company net losses and noted that holding company net income assumes Farm Bureau Life pays a $6 million management fee and Parent pays a $2 million management fee to the parent company, which offset $13.5 million of general and administrative expenses for the parent company, further adjusted to reflect $2.5 million of pre-tax public company savings. In its analysis, Barclays utilized discount rates of 7% to 10% consistent with the discount rates used in the Milliman Report. Barclays also removed the book value of the Company’s trust preferred securities from the value and added the value of certain holding company net assets. In aggregate these adjustments resulted in a reduction to the values in the Milliman Report ranging from $60 million at 7% and $64 million at 10%. Barclays then utilized the number of fully diluted shares of the Company as of January 7, 2021 to calculate a range of implied per share equity values for the Company of $44.24 to $52.15 excluding the value of new business from the Milliman Report and $44.36 - $57.97 including the value of new business from the Milliman Report.

7.	The fourth paragraph on page 41 of the Proxy Statement under the header “Opinion of Barclays” is hereby amended and restated as follows:

The following table sets forth the transactions analyzed based on such characteristics and the date each transaction was announced ($ in millions):

Announce Date	Acquirer Name	Target Name	# of Price Changes	% Change from Initial Offer Price to Final Offer Price	Premium to Pre- Announce Price (1 Day Prior)	Premium to Pre- Announce Price (1 Month Prior)
11/16/2018	Employers Mutual Casualty	EMC Insurance Group	1	20.00%	50.10%	49.00%
1/9/2018	Stone Point Capital	Amtrust Financial Services	2	20.40%	45.50%	46.30%
3/7/2016	American Financial Group Inc.	National Interstate Corp	2	6.10%	41.50%	37.40%
11/1/2010	CNA	CNA Surety Corp.	1	20.70%	37.90%	46.90%
9/8/2009	Fairfax Financial Holdings Ltd.	Odyssey Re Holdings Corp.	1	8.30%	29.80%	39.70%
10/27/2008	Loews	CNA Financial Corp.	NA	NA	NA	NA
3/10/2008	Nationwide Mutual Insurance Co.	Nationwide Financial Services Inc.	1	10.70%	37.80%	24.30%
7/17/2007	Alfa Mutual Insurance Co.	Alfa Corp.	1	25.00%	44.70%	29.80%
2/23/2007	American Financial Group Inc.	Great American Financial Resources Inc.	1	4.30%	13.00%	11.40%
1/24/2007	American International Group Inc. - AIG	21st Century Insurance Group	1	11.40%	34.60%	24.90%
Median (ex. FBL)			1	11.40%	37.90%	37.40%
Average (ex. FBL)			1.2	14.20%	37.20%	34.40%

8.	The second paragraph on page 44 of the Proxy Statement under the header “Milliman Actuarial Appraisal” is hereby amended and restated as follows:

Many of the assumptions reflected in the Milliman Report are subject to change, and the Milliman Report does not reflect revised prospects for the Company’s business, changes in general business or economic conditions or any other transaction or event that has occurred or that may occur and that was not anticipated at the time such financial information was prepared. Furthermore, the special meeting will be held many months after the Milliman Report was prepared, and the Milliman Report will not be updated and is therefore out of date. There can be no assurance that the results reflected in the Milliman Report will be realized or that actual results will not materially vary therefrom. As compensation for its services in connection with the proposed transaction, the Company paid Milliman $868,781.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
104	Cover page Interactive Data File formatted as iXBRL (Inline eXtensible Business Reporting Language) and contained in Exhibit 101.

Forward-Looking Statements

Some of the statements in this communication are forward-looking statements (or forward-looking information). When we use words such as “anticipate,” “intend,” “plan,” “seek,” “believe,” “may,” “could,” “will,” “should,” “would,” “could,” “estimate,” “continue,” “predict,” “potential,” “project,” “expect,” or similar expressions, we do so to identify forward-looking statements. Forward-looking statements are based on current expectations that involve assumptions that are difficult or impossible to predict accurately and many of which are beyond our control, including general economic and market conditions, industry conditions, operational and other factors. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to obtain the requisite shareholder approval for the proposed transaction or the failure to satisfy other conditions to completion of the proposed transaction; the risk that shareholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; risks that the proposed transaction disrupts current plans and operations; the ability to recognize the benefits of the transaction; the amount of the costs, fees, and expenses and charges related to the transaction; change in interest rates; changes in laws and regulations; differences between actual claims experience and underwriting assumptions; relationships with Farm Bureau organizations; the ability to attract and retain sales agents; adverse results from litigation; the impact of the COVID-19 pandemic and any future pandemics and the impact and results of the contested solicitation by Capital Returns Management, LLC. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected, is contained in FBL Financial Group’s filings with the SEC, including FBL Financial Group’s Annual Report on Form 10-K and FBL Financial Group’s quarterly reports on Form 10-Q. The statements in this communication speak only as of the date of this communication and we undertake no obligation or intention to update or revise any forward-looking statement, whether as a result of new information, changes in assumptions, future developments or otherwise, except as may be required by law.

Additional Information and Where to Find It

In connection with the proposed transaction, FBL Financial Group has filed with the SEC the Proxy on Schedule 14A and a Schedule 13e-3 Transaction Statement, and may file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the definitive proxy statement or any other document that FBL Financial Group may file with the SEC. INVESTORS IN, AND SECURITY HOLDERS OF, FBL FINANCIAL GROUP ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement and accompanying WHITE proxy card, any amendments or supplements to the Proxy Statement and other documents filed with the SEC by FBL Financial Group through the web site maintained by the SEC at www.sec.gov or by contacting the individuals listed below.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2021	FBL FINANCIAL GROUP, INC.

	By	/s/ Donald J. Seibel
Donald J. Seibel
Chief Financial Officer